SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 12, 2005

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2005, Endurance Specialty Holdings Ltd. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters included on Schedule A thereto, for the sale of 8,000,000 7.75% Non-Cumulative Preferred Shares, Series A, par value $1.00 per share, of the Company (the “Series A Preferred Shares”). A copy of the Underwriting Agreement is attached to this report as Exhibit 1.01 and is incorporated herein by reference. The Series A Preferred Shares were sold under the Company’s Form S-3 shelf registration statement (Reg. No. 333-125457). The Company expects to use the proceeds from the sale of the Series A Preferred Shares to provide additional capital to its subsidiaries and for other general corporate purposes. The Series A Preferred Shares have been approved for listing on the New York Stock Exchange under the symbol “ENHPRA,” subject to official notice of issuance.

In connection with the issuance of the Series A Preferred Shares, on October 12, 2005, the Company entered into the Declaration of Covenant attached to this report as Exhibit 1.02 and incorporated by reference herein. In the Declaration of Covenant the Company covenanted and agreed to use only funds from qualifying offerings of the Company’s equity securities to redeem or repurchase the Series A Preferred Shares.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed as part of this report:

Exhibit No.	Description
1.01	Underwriting Agreement, dated as of October 6, 2005
1.02	Declaration of Covenant, dated as of October 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 12, 2005

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.01	Underwriting Agreement, dated as of October 6, 2005
1.02	Declaration of Covenant, dated as of October 12, 2005